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                                                                    EXHIBIT 10.3

May 3, 2005

MetLife, Inc.
One MetLife Plaza
Long Island City, NY  11101


Attention: Anthony J. Williamson

                   $7.0 Billion Senior Bridge Credit Facility

Ladies and Gentlemen:

Bank of America, N.A. ("BANK OF AMERICA"), itself or through one of its affiliates, is pleased to offer to be the sole and exclusive administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for a $7.0 Billion Senior Bridge Credit Facility (the "SENIOR CREDIT FACILITY") to MetLife, Inc. ("METLIFE" or the "BORROWER"). Each of Bank of America (itself or through one of its affiliates) and Goldman Sachs Credit Partners L.P. ("GOLDMAN SACHS") is pleased to offer its several commitment to lend up to $3.5 Billion of the Senior Credit Facility, upon and subject to the terms and conditions of this letter and the Summary of Terms and Conditions attached hereto (the "SUMMARY OF TERMS"). Goldman Sachs is pleased to offer to be a syndication agent for the Senior Credit Facility. Each of Banc of America Securities LLC ("BAS") and Goldman Sachs is pleased to advise you of its willingness in connection with the foregoing commitments, as a joint lead arranger and book manager (together, the "LEAD ARRANGERS") for the Senior Credit Facility, to use its several best efforts to form a syndicate of financial institutions (the "LENDERS") reasonably acceptable to you for the Senior Credit Facility.

Bank of America will act as sole and exclusive Administrative Agent for the Senior Credit Facility, Goldman Sachs will act as a syndication agent for the Senior Credit Facility, and BAS and Goldman Sachs will act sole and exclusive Lead Arrangers for the Senior Credit Facility. No additional agents, co-agents or arrangers will be appointed and no other titles will be awarded without the mutual agreement of Bank of America, the Lead Arrangers and the Borrower.

The commitment of each of Bank of America and Goldman Sachs hereunder and the undertaking of each of the Lead Arrangers to provide the services described herein are subject to the satisfaction of each of the following conditions precedent in a manner reasonably acceptable to Bank of America and the Lead
Arrangers: (a) the accuracy and completeness in all material respects of all representations that you and your affiliates make to Bank of America and the Lead Arrangers and your compliance with the terms of this Commitment Letter (including the Summary of Terms); (b) prior to and during the syndication of the Senior Credit Facility there shall be no competing offering, placement or arrangement of any bank financing by or on behalf of the Borrower or any of its subsidiaries, except for (i) a potential refinancing of the Senior Credit Facilities of Reinsurance Group of America, Incorporated and its subsidiaries,
(ii) the not yet closed amended and restated five-year credit agreement for the Borrower, MetLife Funding, Inc. and, to the limited extent set forth therein, Metropolitan Life Insurance Company and (iii) various letter of credit agreements with respect to which Metropolitan Life Insurance Company may be an applicant; (c) the negotiation, execution and delivery of definitive documentation for the Senior Credit Facility consistent with the Summary of Terms and otherwise satisfactory to Bank of America and the Lenders and, if the funding of the Senior Credit Facility subsequently occurs, the satisfaction of the conditions precedent to funding set forth in such definitive documentation;
(d) no material adverse change in or material disruption of conditions in the market for syndicated bank credit facilities or the financial, banking or capital markets generally shall have occurred that, in the reasonable judgment of Bank of

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America and the Lead Arrangers, would impair the syndication of the Senior
Credit Facility; and (e) no change, occurrence or development since December 31, 2004 shall have occurred or become known to Bank of America and the Lead Arrangers that would reasonably be expected to have a material adverse effect on the business, assets, or condition (financial or otherwise) of the Borrower and its subsidiaries, taken as a whole.

The Lead Arrangers intend to commence syndication efforts promptly upon your acceptance of this Commitment Letter and the commitments of each of Bank of America and Goldman Sachs shall be reduced on an equal pro rata basis by the amount of any commitment received from any other Lender. You agree to actively assist the Lead Arrangers in achieving a syndication of the Senior Credit Facility that is satisfactory to them. Such assistance shall include (a) your providing and causing your advisors to provide Bank of America, the Lead Arrangers and the other Lenders upon request with all information reasonably deemed necessary by us to complete syndication; (b) your assistance in the preparation of an Information Memorandum (including, if requested by the Lead Arrangers, an Information Memorandum that does not contain material non-public information concerning the Borrower, its affiliates or its securities), if any, to be used in connection with the syndication of the Senior Credit Facility; (c) your using commercially reasonable efforts to help enable that the syndication efforts of the Lead Arrangers benefit from your existing banking relationships; and (d) otherwise assisting Bank of America and the Lead Arrangers in their syndication efforts. The Borrower also acknowledges and agrees that unless conspicuously labeled "PUBLIC" by the Borrower, all information provided by the Borrower to Bank of America or either Lead Arranger for dissemination to prospective Lenders, whether electronically or otherwise, shall be treated by Bank of America and the Lead Arrangers as material non-public information with respect to the Borrower, its affiliates or its securities and such information shall not be provided by Bank of America or either Lead Arranger to any prospective Lender that does not wish to receive such information.

It is understood and agreed that the Lead Arrangers will manage and control all aspects of the syndication after consultation with you, including decisions as to the selection of prospective Lenders and any titles offered to proposed Lenders, when commitments will be accepted and the final allocations of the commitments among the Lenders; provided, that such decisions shall be subject to your consent. It is understood that no Lender participating in the Senior Credit Facility will receive compensation from you in order to obtain its commitment, except on the terms contained herein and in the Summary of Terms.

You hereby represent, warrant and covenant that all information which has been or is hereafter made available in writing to Bank of America, the Lead Arrangers or the Lenders by you or any of your representatives (or on your or their behalf) in connection with the transactions contemplated hereby (the "INFORMATION") is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading. You agree to furnish us in writing such Information as we may reasonably request and to supplement the Information from time to time until the Closing (as defined in the Summary of Terms) for the Senior Credit Facility so that the representation, warranty and covenant in the preceding sentence is correct at Closing. In issuing this commitment and in arranging and syndicating the Senior Credit Facility, Bank of America and the Lead Arrangers are and will be using and relying on the Information without independent verification thereof.

By executing this Commitment Letter, you agree to reimburse Bank of America and the Lead Arrangers from time to time on demand for all reasonable out-of-pocket fees and expenses (including, but not limited to, the reasonable fees, disbursements and other charges of Haynes and Boone, LLP, as sole counsel to the Lead Arrangers and the Administrative Agent) incurred in connection with the Senior Credit Facility, the syndication thereof and the preparation of the definitive documentation.

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You agree to indemnify and hold harmless Bank of America, each Lead Arranger, each Lender and each of their affiliates and their respective officers, directors, employees, agents, advisors and other representatives (each, an "INDEMNIFIED PARTY") from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) any matters contemplated by this Commitment Letter, except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by you, your equity holders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. If for any reason (other than the exception set forth in the second preceding sentence) the foregoing indemnity is not available to any Indemnified Party, you agree to contribute to the amount of the claims, damages, losses, liabilities and expenses incurred by or awarded against such Indemnified Party in such equitable proportion as will reflect the relative economic interests of you and such Indemnified Party in the matters contemplated by this Commitment Letter as well as the relative fault of you and such Indemnified Party with respect to such claims, damages, losses, liabilities and expenses. You also agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you or your subsidiaries or affiliates arising out of, related to or in connection with any aspect of this Commitment Letter for special, indirect, consequential or punitive damages (as opposed to direct or actual damages). It is further agreed that each of Bank of America and Goldman Sachs shall be liable solely in respect of its own commitment to the Senior Credit Facility on a several, and not joint, basis, and that such liability shall only arise to the extent damages have been caused by a breach of Bank of America's and Goldman Sachs' obligations hereunder to negotiate in good faith definitive documentation for the Senior Credit Facility on the terms set forth herein as determined in a final non-appealable judgment by a court of competent jurisdiction. Notwithstanding any other provision of this Commitment Letter, no Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems.

This Commitment Letter and the contents hereof are confidential and, except for disclosure hereof or thereof on a confidential basis to your accountants, attorneys and other professional advisors retained by you or employed by your affiliate MetLife Group, Inc. in connection with the Senior Credit Facility or as otherwise required by law, may not be disclosed in whole or in part to any person or entity without our prior written consent; provided, however, it is understood and agreed that you may disclose this Commitment Letter (including the Summary of Terms), after your acceptance of this Commitment Letter, in filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges, some of which may be required to make this Commitment Letter and the Summary of Terms public. Further, Bank of America and the Lead Arrangers shall be permitted to use information related to the syndication and arrangement of the Senior Credit Facility in connection with marketing, press releases or other transactional announcements or updates provided to investor or trade publications, subject to confidentiality obligations or disclosure restrictions provided herein or otherwise reasonably requested by the Borrower provided that the content and timing of any such press releases/transactional updates shall be reasonably acceptable to the Borrower. Notwithstanding anything herein to the contrary, any party hereto may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Senior Credit Facility and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality

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provisions hereof (and the immediately preceding sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective affiliates, and their and their respective affiliates' directors and employees to comply with applicable securities laws.

You acknowledge that Bank of America and the Lead Arrangers or their affiliates may be providing financing or other services to parties whose interests may conflict with yours. Bank of America and the Lead Arrangers severally agree that they will not furnish confidential information obtained from you to any of their other customers or any other person except the other Lenders and prospective Lenders and as required by law or pursuant to legal process and that they will treat confidential information relating to you and your affiliates with the same degree of care as they treat their own confidential information. Bank of America and the Lead Arrangers further advise you that they will not make available to you confidential information that they have obtained or may obtain from any other customer. In connection with the services and transactions contemplated hereby, and only in such connection, you agree that Bank of America and the Lead Arrangers are permitted to access, use and share with any of their bank or non-bank affiliates, agents, advisors (legal or otherwise) or representatives any information concerning you or any of your affiliates that is or may come into the possession of Bank of America or the Lead Arrangers or any of such affiliates. Bank of America and the Lead Arrangers hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the "ACT"), each of them is required to obtain, verify and record information that identifies you, which information includes your name and address and other information that will allow Bank of America and the Lead Arrangers, as applicable, to identify you in accordance with the Act.

The provisions of the immediately preceding four paragraphs shall remain in full force and effect regardless of whether any definitive documentation for the Senior Credit Facility shall be executed and delivered, and notwithstanding the termination of this letter or any commitment or undertaking hereunder.

This Commitment Letter may be executed in counterparts which, taken together, shall constitute one original. Delivery of an executed counterpart of this Commitment Letter by telecopier or facsimile shall be effective as delivery of a manually executed counterpart thereof.

This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York. Each of you, Bank of America and the Lead Arrangers hereby irrevocably waives any and all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter (including, without limitation, the Summary of Terms), the transactions contemplated hereby or the actions of Bank of America and the Lead Arrangers in the negotiation, performance or enforcement hereof. The commitments and undertakings of each of Bank of America and the Lead Arrangers may be terminated by it, if you fail to perform your obligations under this Commitment Letter on a timely basis.

This Commitment Letter, together with the Summary of Terms, embodies the entire agreement and understanding among Bank of America and the Lead Arrangers, you and your affiliates with respect to the Senior Credit Facility and supersedes all prior agreements and understandings relating to the specific matters hereof. Those matters that are not covered or made clear herein or in the Summary of Terms are subject to mutual agreement of the parties. This Commitment Letter may be modified or amended only by the written agreement of all the parties hereto. No party has been authorized by Bank of America, either Lead Arranger or you to make any oral or written statements that are inconsistent with this Commitment Letter. This Commitment Letter is not assignable by the Borrower without our prior written consent and is intended to be solely for the benefit of the parties hereto and the Indemnified Parties.

This offer will expire at 5:00 p.m. New York time on May 4, 2005 unless you execute this letter and return it to us prior to that time (which may be by facsimile transmission), whereupon this letter (which may be signed in one or more counterparts) shall become a binding agreement. Thereafter, this

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undertaking and commitment will expire on May 16, 2005 unless definitive documentation for the Senior Credit Facility is executed and delivered prior to such date. In consideration of the time and resources that Bank of America and the Lead Arrangers will devote to the Senior Credit Facility, you agree that, until such expiration, you will not solicit, initiate, entertain or permit, or enter into any discussions in respect of, any offering, placement or arrangement of any competing bank financing for the Borrower and its subsidiaries, except for the financings described in clause (b) of the third paragraph of this Commitment Letter.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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We are pleased to have the opportunity to work with you in connection with this important financing.

                                      Very truly yours,

                                      BANK OF AMERICA, N.A.

                                      By: /s/ Leslie Nannen
                                         --------------------------------------
                                                Name:  Leslie Nannen
                                                     --------------------------
                                                Title: Senior Vice President
                                                      -------------------------




                                      BANC OF AMERICA SECURITIES LLC

                                      By: /s/ Jonathan Mullen
                                         --------------------------------------
                                                Name:  Jonathan Mullen
                                                     --------------------------
                                                Title: Principal
                                                      -------------------------



                                      GOLDMAN SACHS CREDIT PARTNERS L.P.

                                      By: /s/ William W. Archer
                                         --------------------------------------
                                                Name:  William W. Archer
                                                     --------------------------
                                                Title: Managing Director
                                                      -------------------------

                       SIGNATURE PAGE TO COMMITMENT LETTER

ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

METLIFE, INC.

By: /s/ Anthony J. Williamson
   -------------------------------------------------
Title: SVP and Treasurer



                       SIGNATURE PAGE TO COMMITMENT LETTER
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Confidential                                                       MetLife, Inc.
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                         SUMMARY OF TERMS AND CONDITIONS
                                  METLIFE, INC.
                   $7.0 BILLION SENIOR BRIDGE CREDIT FACILITY

BORROWER:                           MetLife, Inc. ("MetLife" or the "Borrower").

JOINT LEAD ARRANGERS AND
BOOK MANAGERS:                      Banc of America Securities LLC ("BAS") and
                                    Goldman Sachs Credit Partners L.P. ("Goldman
                                    Sachs," and together with BAS, the "Lead
                                    Arrangers").

ADMINISTRATIVE AGENT:               Bank of America, N.A. or one of its
                                    affiliates (the "Administrative Agent" or
                                    "Bank of America") will act as sole and
                                    exclusive administrative agent.

SYNDICATION AGENT:                  Goldman Sachs will act as a syndication
                                    agent.

OTHER AGENTS:                       To be determined.

LENDERS: A syndicate of financial institutions (including Bank of America and Goldman Sachs) arranged by the Lead Arrangers, which institutions shall be acceptable to the Borrower and the Administrative Agent (collectively, the "Lenders").

SENIOR BRIDGE
CREDIT FACILITY:                    An aggregate principal amount of up to $7.0
                                    billion will be available upon the terms and conditions hereinafter set forth (the
                                    "Bridge Facility") to bridge the issuance of to be determined amounts of Senior Notes, Mandatory Convertible Securities, Perpetual
                                    Preferred Securities or other debt or equity securities (collectively the "Securities"), other than the equity securities to be issued to Citigroup Inc. as part of the purchase price for the Transaction. The
                                    Bridge Facility shall be drawn in a single advance at Funding. The unutilized portion of any commitment under the Bridge Facility shall be cancelled immediately following such advance.

PURPOSE: The Bridge Facility shall be used to finance a portion of the purchase price for the acquisition (the "Transaction") of The Travelers Life and Annuity Company, The Travelers Insurance Company, and certain of their subsidiaries (collectively, the "Acquired Company") pursuant to the terms and conditions of the Acquisition Agreement (herein so called) dated January 31, 2005, between the Borrower and Citigroup Inc., as such terms and conditions may be amended or waived from time to time, and to pay costs and expenses associated with the Transaction.

CLOSING: The execution of definitive loan documentation shall occur on or before May 16, 2005 ("Closing").

FUNDING: The funding of the Bridge Facility shall occur on the same date as the closing of the Transaction, but in no event later than the first business day of February, 2006 ("Funding").

INTEREST RATES:                     As set forth in Addendum I.

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MATURITY:                           The Bridge Facility shall terminate and all
                                    amounts outstanding thereunder shall be due and payable 364 days from the Trigger Date (as defined in Addendum I).

OPTIONAL PREPAYMENTS
AND COMMITMENT REDUCTIONS:          The Borrower may prepay the Bridge Facility
                                    in whole or in part at any time without
                                    penalty, subject to reimbursement of the Lenders' breakage and redeployment costs in the case of prepayment of a LIBOR borrowing.

                                    Prior to Funding, the Borrower may reduce or terminate the commitments of the Lenders under the Bridge Facility upon notice to the Administrative Agent.

MANDATORY PREPAYMENTS;
REDUCTION AND TERMINATION
OF COMMITMENTS:                     Mandatory prepayments shall be required
                                    from, and in an amount equal to, 100% of the net cash proceeds from the issuance of the Securities. If the Securities are issued at or prior to Funding, the commitments of the Lenders shall be reduced by an amount equal to 100% of the net cash proceeds from the issuance thereof.

                                    Upon the occurrence of a Change in Control, upon the request of Lenders holding commitments (if prior to Funding) or loans (if after Funding) representing more than 50% of the commitments or loans, as the case may be, the commitments will terminate (if prior to Funding) or the Borrower shall prepay the Loans in full (if after Funding).

                                    The commitments of the Lenders under the Bridge Facility shall be automatically terminated on the first business day of February, 2006 if Funding has not occurred on or before such date.

CONDITIONS PRECEDENT
TO CLOSING:                         Closing of the Bridge Facility will be
                                    subject to satisfaction of the conditions precedent deemed appropriate by the
                                    Administrative Agent and the Lead Arrangers including, but not limited to, the following:

                                    (i)      Documentation: The negotiation,
                                             execution and delivery of
                                             definitive documentation
                                             (including, without limitation,
                                             satisfactory legal opinions and
                                             other customary closing documents)
                                             for the Bridge Facility
                                             satisfactory to the Administrative
                                             Agent and the Lenders.

                                    (ii)     Material Adverse Change: There
                                             shall not have occurred a material
                                             adverse change since December 31,
                                             2004 in the business, assets, or
                                             condition (financial or otherwise)
                                             of the Borrower and its
                                             subsidiaries taken as a whole.

CONDITIONS PRECEDENT
TO FUNDING:                         Funding of the Bridge Facility will be
                                    subject to satisfaction of the conditions precedent set forth in the definitive documentation for the Bridge Facility, including, but not limited to, the following:

                                    (i)      Material Adverse Change: There
                                             shall not have occurred a material
                                             adverse change since December 31,
                                             2004 in the

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                                             business, assets, or condition
                                             (financial or otherwise) of the
                                             Borrower and its subsidiaries taken
                                             as a whole.

                                    (ii)     Concurrent Transactions. (a) The
                                             Borrower shall have available all
                                             other funds necessary to consummate
                                             the Transaction and (b) the
                                             Transaction shall be consummated in
                                             accordance with the terms and
                                             conditions therefor, as set forth
                                             in the Acquisition Agreement (as in
                                             effect on its date of execution,
                                             which Acquisition Agreement has
                                             been reviewed by the Administrative
                                             Agent and the Lead Arrangers and
                                             found to be acceptable to them),
                                             with such amendments or waivers of
                                             such terms and conditions as do
                                             not, when taken as a whole, in the
                                             reasonable opinion of the
                                             Administrative Agent and the Lead
                                             Arrangers, materially adversely
                                             affect the ability of the Borrower
                                             to timely pay and perform its
                                             obligations under the Bridge
                                             Facility.

                                    (iii)    Credit Ratings. The Administrative
                                             Agent shall have received
                                             assurances reasonably satisfactory
                                             to it that the Borrower shall have
                                             minimum senior unsecured debt
                                             ratings from Standard & Poor's
                                             Rating Group ("S&P") and Moody's
                                             Investors Service, Inc. ("Moody's")
                                             of at least A- and A3,
                                             respectively, both before and after
                                             giving effect, on a pro forma
                                             basis, to the Transaction, the
                                             Funding and related transactions.

                                    (iv)     Financial Statements. The Borrower
                                             shall have delivered an unaudited
                                             pro forma balance sheet of the
                                             Borrower and its subsidiaries which
                                             gives effect to the Transaction as
                                             if it had occurred on December 31,
                                             2004 (and, if available, at the end
                                             of a more recent fiscal quarter) of
                                             the Borrower and the Acquired
                                             Company ended prior to Funding.

                                    (v)      Bring-Down Opinions, Etc. The
                                             Administrative Agent shall have
                                             received such bring-down opinions
                                             of counsel to the Borrower, and
                                             such other documents and
                                             certificates, as the Administrative
                                             Agent may reasonably request.

                                    (vi)     Representations. All
                                             representations and warranties set
                                             forth in the definitive loan
                                             documentation for the Bridge
                                             Facility shall be true and correct
                                             as of the date of Funding.

                                    (vii)    No Default. No event of default
                                             under the Bridge Facility or
                                             unmatured default shall have
                                             occurred and be continuing on the
                                             date of Funding, or result from
                                             Funding.

                                    (viii)   Funding by Certain Date. Funding
                                             shall have occurred on or before
                                             the first business day of February,
                                             2006.

MATERIAL SUBSIDIARY:                As defined in the Five-Year Credit Agreement
                                    dated April 22, 2005, among the Borrower,
                                    MetLife Funding, Inc., certain lenders and Bank of America, as administrative agent and letter of credit issuer (the "Existing
                                    Credit Agreement").

REPRESENTATIONS
AND WARRANTIES:                     Similar to those in the Existing Credit
                                    Agreement, to include without limitation:
                                    (i) corporate existence and status; (ii) corporate power and authority/enforceability; (iii) no violation of law or contracts or

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                                    organizational documents; (iv) no material
                                    litigation; (v) correctness of specified financial statements and no material adverse change; (vi) no required governmental or third party approvals for the Transaction or the Bridge Facility that have not been obtained (or waived) and are not in full force and effect; (vii) use of proceeds/compliance with margin regulations (based on the assumption that no Lender is a broker-dealer); (viii) properties; (ix) status under Investment Company Act; (x) ERISA matters; (xi) environmental matters;
                                    (xii) payment of taxes; (xiii) accuracy of disclosure; and (xiv) delivery of a true, correct and complete copy of the Acquisition Agreement and all amendments thereto and the effectiveness thereof.

COVENANTS:                          Similar to those in the Existing Credit
                                    Agreement, to include without limitation:
                                    (i) delivery of financial statements,
                                    compliance certificates and notices of
                                    default; (ii) compliance with laws and
                                    material contractual obligations; (iii)
                                    payment of taxes; (iv) maintenance of
                                    insurance; (v) use of proceeds; (vi)
                                    limitation on liens, mergers, and sales of assets; and (vii) limitation on transactions with affiliates.

                                    Financial covenants:

                                    -        The Borrower will not permit
                                             Metropolitan Life Insurance Company
                                             to have on a quarterly basis an
                                             Adjusted Statutory Surplus (as
                                             defined in the Existing Credit
                                             Agreement) of less than $7.75
                                             billion.

                                    -        The Borrower will not permit The
                                             Travelers Insurance Company to have
                                             on a quarterly basis a Risk-Based
                                             Capital Ratio (as defined in the
                                             Amended and Restated 5-Year Letter
                                             of Credit and Reimbursement
                                             Agreement dated as of April 25,
                                             2005, among The Travelers Life and
                                             Annuity Reinsurance Company, the
                                             Borrower, certain lenders and
                                             Citibank, N.A. and Wachovia Bank,
                                             National Association, as
                                             Co-Administrative Agents) of less
                                             than 2.50 to 1.

                                    -        The Borrower will not permit on a
                                             quarterly basis its Consolidated
                                             Net Worth (as defined in the
                                             Existing Credit Agreement) to be
                                             less than $15 billion.

EVENTS OF DEFAULT:                  Similar to those in the Existing Credit
                                    Agreement (including notice and/or grace periods), to include without limitation: (i) nonpayment of principal, interest, fees or other amounts, (ii) violation of covenants
                                    (with cure periods as applicable), (iii) inaccuracy of representations and warranties, (iv) cross-default to other material agreements and indebtedness, (v) bankruptcy and other insolvency events, (vi) material judgments, and (vii) ERISA matters.

ASSIGNMENTS AND
PARTICIPATIONS:                     Each Lender will be permitted to make
                                    assignments in acceptable minimum amounts to other financial institutions approved by the Borrower (so long as no event of default under the Bridge Facility has occurred and is continuing) and the Administrative Agent, which approvals shall not be unreasonably withheld or delayed. Lenders will be permitted to sell participations with voting rights limited to significant matters such as changes in amount, rate and maturity date.

WAIVERS AND AMENDMENTS:             Amendments and waivers of the provisions of
                                    the definitive loan documentation for the Bridge Facility will require the approval of Lenders

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                                    holding commitments or loans, as applicable,
                                    representing more than 50% of the aggregate amount of commitments or loans, as applicable, under the Bridge Facility, except that the consent of all the Lenders affected thereby shall be required with respect to (i) increases in the commitments of such Lenders, (ii) reductions of principal, interest or fees, (iii) extensions of scheduled maturities or times for payment, and (iv) waivers of Conditions Precedent to Funding.

INDEMNIFICATION:                    The Borrower shall indemnify the
                                    Administrative Agent, the Lead Arrangers, and the Lenders and their respective affiliates from and against all losses, liabilities, claims, damages or expenses arising out of or relating to the Bridge
                                    Facility, including, but not limited to, reasonable attorneys' fees and settlement costs, except to the extent determined by a court to have arisen from the indemnified person's gross negligence or willful misconduct. This indemnification shall survive and continue for the benefit of the indemnitees at all times after the Borrower's acceptance of the Lenders' commitments for the Bridge Facility, notwithstanding any failure of the Bridge
                                    Facility to close.

GOVERNING LAW:                      State of New York.

PRICING/FEES/EXPENSES:              As set forth in Addendum I.

OTHER: This Summary of Terms is intended as an outline of certain of the material terms of the Bridge Facility and does not purport to summarize all of the conditions, covenants, representations, warranties and other provisions which would be contained in definitive documentation for the Bridge Facility contemplated hereby. The Borrower shall waive its right to a trial by jury.

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                                   ADDENDUM I
                           PRICING, FEES AND EXPENSES

COMMITMENT FEE:                     The Borrower will pay a fee (the "Commitment
                                    Fee"), at a rate per annum determined in accordance with the Performance Pricing table set forth below, on each Lender's commitment amount. The Commitment Fee shall commence to accrue on the date (the "Trigger
                                    Date") that is the earlier of (i) the
                                    seventh day prior to Funding and (ii) June
                                    24, 2005. The Commitment Fee accrued from time to time shall be payable upon Funding and, if Funding has not occurred on or before such dates, on the first business day of October, 2005, January, 2006 and
                                    February, 2006). The Commitment Fee shall also be payable on any business day after the Trigger Date on which the commitments of the Lenders under the Bridge Facility are terminated.

INTEREST RATES:                     The loans under the Bridge Facility will
                                    bear interest at a rate equal to, at the option of the Borrower, (i) LIBOR plus the Applicable Margin, as determined in accordance with the Performance Pricing table set forth below, or (ii) the Alternate
                                    Base Rate (to be defined as the higher of (a) the Bank of America prime rate and (b) the Federal Funds rate plus .50%).

                                    The Borrower may select interest periods of 1, 2, 3 or 6 months for LIBOR loans, subject to availability. Interest shall be payable at the end of the selected interest period, but no less frequently than quarterly.

                                    A default rate of 2% above the otherwise applicable interest rate shall apply as provided in the Existing Credit Agreement.

PERFORMANCE
PRICING: The Commitment Fee and Applicable Margin for LIBOR Loans shall be, at any time, the rate per annum (in bps) set forth in the table below opposite the long term unsecured senior, non-credit enhanced debt rating of the Borrower by Standard & Poor's Ratings Group and Moody's Investors Service Inc. (In the case of a split rating, the higher rating will apply and in the case of a multiple split rating, the rating that is one level higher than the lower rating will apply.)

                                     DEBT RATING  COMMITMENT FEE   APPLICABLE MARGIN FOR
                                                                       LIBOR LOANS
                                    = or > A+/A1      6.0                  25.0
                                    A/A2              7.0                  30.0
                                    <A/A2             9.0                  40.0

CONTINUATION FEE:                   If the Bridge Facility has not been paid in
                                    full and cancelled on or prior to the day that is the later of (i) 180 days after the Trigger Date and (ii)

                                     Page 6
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                                    90 days after Funding, the Borrower will pay
                                    a one-time fee (the "Continuation Fee") of
                                    10.0 basis points on the then outstanding principal balance of the Bridge Facility.
                                    The Continuation Fee will be for the account of each Lender under the Bridge Facility based on that Lender's share of the then outstanding principal balance of the Bridge Facility. Such Continuation Fee, if payable, is due and payable on the date that is the later of (a) 180 days after the Trigger Date and (b) 90 days after Funding.

CALCULATION OF
INTEREST AND FEES:                  Other than calculations in respect of
                                    interest at the Bank of America prime rate
                                    (which shall be made on the basis of actual number of days elapsed in a 365/366 day year), all calculations of interest and fees shall be made on the basis of actual number of days elapsed in a 360 day year.

COST AND YIELD
PROTECTION:                         Similar to those in the Existing Credit
                                    Agreement, including, without limitation, in respect of breakage or redeployment costs incurred in connection with prepayments, changes in capital adequacy and capital requirements or their interpretation, illegality, unavailability, reserves without proration or offset and payments free and clear of withholding or other taxes.

EXPENSES:                           The Borrower will pay all reasonable costs
                                    and expenses associated with the
                                    preparation, due diligence, administration, syndication and closing of all loan documentation, including, without limitation, the legal fees of one counsel to the Administrative Agent and the Lead
                                    Arrangers, regardless of whether or not the Bridge Facility is closed. The Borrower will also pay the expenses of the Administrative
                                    Agent and each Lender in connection with the enforcement of any loan documentation.

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